Exhibit 99.1

Rentech Announces Second Fiscal Quarter 2006 Results

Strong Balance Sheet Expected to Accelerate Development of Company’s CTL Technology

DENVER, May 11 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK), the developer and licensor of a patented and proprietary Fischer-Tropsch technology that transforms under-utilized energy resources into valuable and clean alternative fuels, chemicals and power, announced today results for the second fiscal quarter and six months ended March 31, 2006.

For the second fiscal quarter ended March 31, 2006, Rentech had revenues of $2,047,483 compared to $1,842,110 for the corresponding period in 2005. The Company reported a loss of $12,536,357 or $0.106 per share, compared to a loss of $4,656,737 or $0.050 in the same period in fiscal 2005. The fiscal 2006 second quarter loss included non-cash charges related to stock-based compensation of $3,573,638 and a one time non-cash charge for warrant issuances to DKRW of $2,676,602.

For the six months ended March 31, 2006, Rentech had revenues of $3,969,561 compared to $3,611,835 for the second quarter of 2005. The Company reported a loss of $18,239,254 or $0.157 per share, compared to a loss of $6,908,302, or $0.075 in the same period in fiscal 2005. The fiscal 2006 six-month loss included non-cash stock-based compensation of $6,123,216 and the one time non-cash charge for a warrant issuance of $2,676,602.

The Company ended the second quarter with cash and cash equivalents of $28,523,493. Subsequent to the end of the quarter, the Company netted approximately $113 million from the sale of securities.

“During the second quarter, we put into place many of the initiatives necessary to move into domestic commercialization of the Rentech CTL process,” said Hunt Ramsbottom, president and CEO of Rentech. “We have expanded our engineering and technical staff along with expanding our management team. Additionally, with the recent capital raise, we completed the purchase of Royster-Clark Nitrogen. This now enables us to move forward with our plans to convert its natural gas-fed ammonia fertilizer plant into a poly-generation facility that will use clean coal gasification technology to produce Rentech’s ultra-clean diesel fuel, fertilizer and electricity from Illinois #6 coal. The converted plant will be the first commercial scale application of Rentech’sproprietary processes to produce environmentally-friendly ultra-clean fuels in the United States.

“With a strong balance sheet, the acquisition of strategic assets and an experienced management team in place, Rentech is well positioned to become the first domestic producer of commercial quantities of ultra-clean fuels from coal.”

Some of the highlights included:

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Signed First Domestic Commercial Coal-to-Liquids License with DKRW. The Company signed a Master License Agreement with DKRW Advanced Fuels LLC (DKRW-AF), a wholly-owned subsidiary of DKRW Energy LLC, allowing DKRW-AF to manufacture up to 500,000 barrels per day of ultra clean fuels utilizing the Rentech Process for coal-to-liquids (CTL). Concurrently, Rentech signed an individual site license with DKRW-AF’s wholly-owned subsidiary, Medicine Bow Fuel & Power LLC, for its proposed Medicine Bow Project in Medicine Bow, Wyoming.  The first phase of the project is being designed to produce 10,000 bpd of ultra-clean fuels from Carbon Basin coal and could ultimately expand the CTL production capacity of the plant to a total of 40,000 bpd.

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Engaged The Abraham Group to Support Domestic Clean Fuel Initiatives. The Company engaged former U.S. Energy Secretary Spencer Abraham’s consulting firm, The Abraham Group, LLC, to provide strategic advice and assistance to the Company on its domestic CTL initiatives.

Subsequent events:

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Completed Concurrent Stock and Bond Offerings Netting Approximately $113 Million.  Rentech completed concurrent public offerings, raising a total of $113 million, through the issuance of common stock convertible senior notes.

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Completed Royster-Clark Nitrogen Purchase Establishing Rentech Energy Midwest.  Rentech completed the purchase of Royster-Clark Nitrogen, Inc. from Royster-Clark, Inc., for approximately $50 million plus net working capital of $20 million.  The assets include an 830-ton-per-day ammonia fertilizer facility located in East Dubuque, Illinois, inventories of the plant, and working capital.  The Company plans to convert the facility from natural gas feedstock to coal and utilize the Rentech Process reactor to produce ultra-clean fuels, along with ammonia fertilizer and other associated products.

RENTECH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31		Six Months Ended March 31

	2006	2005	2006	2005

Revenues	$2,047,483	$1,842,110	$3,969,561	$3,611,835
Cost Of Sales	1,505,781	1,298,106	2,818,716	2,713,262
Gross Profit	541,702	544,004	1,150,845	898,573
Operating Expenses	13,014,917	4,399,239	19,207,222	5,966,432
Operating Loss	(12,473,215)	(3,855,235)	(18,056,377)	(5,067,859)
Other Income (Expenses)	(38,642)	(1,407,696)	(59,440)	(2,257,505)
Income Tax Benefit (Expense)	(24,500)	226,110	(49,000)	155,564
Net Loss from Continuing Operations	(12,536,357)	(5,036,821)	(18,164,817)	(7,169,800)
	—	380,084	—	261,498
Net Gain from Discontinued Operations Net Loss	$(12,536,357)	$(4,656,737)	$(18,164,817)	$(6,908,302)
Dividends on Preferred Stock	—	—	(74,437)	—
Net Loss Applicable to Common Stockholders	$(12,536,357)	$(4,656,737)	$(18,239,254)	$(6,908,302)
Basic and Diluted Weighted Average Number of Common Shares Outstanding	118,735,828	92,801,018	116,075,819	91,398,772
Basic and Diluted Loss Per Common Share	$(0.106)	$(0.050)	$(0.157)	$(0.075)

About Rentech, Inc.

Rentech, Inc., a Colorado corporation formed in 1981, develops technology and projects to transform underutilized hydrocarbon resources into valuable alternative fuels and clean chemicals. To execute this strategy, it utilizes its patented and proprietary Fischer-Tropsch gas-to-liquids/coal-to-liquids process for conversion of synthesis gas made from natural gas, coal and other solid or liquid carbon-bearing materials into clean burning, ultra-low-sulfur and ultra-low-aromatic fuels, naphtha, waxes, and fuel for fuel cells.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or to be filed by us with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by us or our management) contain or will contain, “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended; Section 27A of the Act; and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities, and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect our results include our ability to obtain financing for working capital purposes and for our conversion of the REMC plant to use coal as a feedstock and to produce liquid hydrocarbon products using our technology; our ability to obtain natural gas at reasonable prices while we convert the plant to use coal; our ability to secure a long-term coal supply contract on reasonable terms; prices for the products of the plant; environmental requirements; success in obtaining customers for our technology and services; the decision of our licensees and potential licensees to proceed with and the timing of any project using our technology; the entry into definitive agreements with others related to a project, and the risk factors detailed from time to time in our periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are current only as of the date made. Other factors that could cause actual results to differ from those reflected in the forward-looking statements include dangers associated with construction and operation of gas processing plants like those using the Rentech Process, risks inherent in making investments and conducting business in foreign countries, protection of intellectual property rights, competition, and other risks described in our various public reports.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email atmkir@rentk.com, or see the Company’s website at: www.rentechinc.com; Kevin Theiss, CEOcast, Inc. at 212-732-4300 or by email atktheiss@ceocast.com.